UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2015

LIBERTY STAR URANIUM & METALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5610 E. Sutler Lane
Tucson, Arizona 85712
(Address of principal executive offices and Zip Code)

(520) 731-8786
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 10, 2015 (the “Effective Date”), Liberty Star Uranium & Metals Corp. (the “Company”) entered into a convertible promissory note with an institutional investor (the “Holder”) in the principal sum of up to $500,000 plus accrued and unpaid interest with an original issue discount of $50,000 (the “Note”). The Holder may pay additional consideration to the Company in such amounts and at such dates as the Holder may choose, however, the Company has the right to reject any of those payments within 24 hours of receipt. The Note has a maturity date of two (2) years from the Effective Date and is convertible at any time by the Holder into our common stock at seventy percent (70%) of the average of the three (3) lowest closing prices in the twenty (20) trading days prior to the conversion. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Note can be prepaid by us within ninety (90) days without a premium and without interest. After ninety (90) days, a one-time interest charge of twelve percent (12%) is applied, and the Note may not be prepaid without the Holder’s consent. Unless otherwise agreed in writing by both parties, at no time shall the Holder convert any amount of the Note into common stock of the Company that would result in the Holder owning more than 4.99% of the Company’s common stock outstanding.

Item 3.02.  Unregistered Sales of Equity Securities

Item 1.01 is hereby incorporated by reference.

The Note was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The Note was exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such Note by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, and manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

By: /s/ James Briscoe
Date: December 8, 2015	Name: James Briscoe
Title: Chief Executive Officer